Exhibit 99.1

Appian Announces First Quarter 2026 Financial Results

Cloud subscriptions revenue increased 25% year-over-year to $124.5 million, while cash flow provided by operations totaled $48.8 million.

McLean, VA – May 7, 2026 – Appian (Nasdaq: APPN) today announced financial results for the first quarter ended March 31, 2026.

First Quarter 2026 Financial Highlights:

•Revenue: Cloud subscriptions revenue was $124.5 million, up 25% compared to the first quarter of 2025. Total subscriptions revenue, which includes sales of our cloud subscriptions, other subscriptions, and the related maintenance and support, increased 19% year-over-year to $160.3 million. Professional services revenue was $41.9 million, an increase of 31% compared to the first quarter of 2025. Total revenue was $202.2 million, up 21% compared to the first quarter of 2025. Cloud net annualized recurring revenue (“ARR”) expansion was 115% as of March 31, 2026.
•Operating income (loss) and non-GAAP operating income: GAAP operating income was $3.2 million, compared to GAAP operating loss of $(0.8) million for the first quarter of 2025. Non-GAAP operating income was $24.4 million, compared to non-GAAP operating income of $14.3 million for the first quarter of 2025.
•Net loss and non-GAAP net income: GAAP net loss was $(1.5) million, compared to $(1.2) million for the first quarter of 2025. GAAP net loss per share was $(0.02) for the first quarter of 2026, compared to $(0.02) for the first quarter of 2025. Non-GAAP net income was $19.8 million, compared to $9.8 million for the first quarter of 2025. Non-GAAP net income per share was $0.27, compared to the $0.13 net income per share for the first quarter of 2025.
•Adjusted EBITDA: Adjusted EBITDA was $26.6 million, compared to adjusted EBITDA of $16.8 million for the first quarter of 2025.
•Cash flows: Net cash provided by operating activities was $48.8 million for the three months ended March 31, 2026 compared to $45.0 million of net cash provided by operating activities for the same period in 2025.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables following the financial statements in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Financial Outlook:

As of May 7, 2026, guidance for 2026 is as follows:

•Second Quarter 2026 Guidance:

◦Cloud subscriptions revenue is expected to be between $126.0 million and $128.0 million, representing year-over-year growth of 18% to 20%.

◦Total revenue is expected to be between $191.0 million and $195.0 million, representing a year-over-year increase of 12% to 14%.
◦Adjusted EBITDA is expected to be between $5.0 million and $8.0 million.
◦Non-GAAP earnings (loss) per share is expected to be between $(0.02) and $0.02, assuming weighted average common shares outstanding of 74.2 million.

•Full Year 2026 Guidance:

◦Cloud subscriptions revenue is expected to be between $515.0 million and $521.0 million, representing year-over-year growth of 18% to 19%.
◦Total revenue is expected to be between $819.0 million and $831.0 million, representing a year-over-year increase of 13% to 14%.
◦Adjusted EBITDA is expected to be between $97.0 million and $105.0 million.
◦Non-GAAP earnings per share is expected to be between $0.94 and $1.05, assuming weighted average common shares outstanding of 73.9 million.

Conference Call Details:

Appian will host a conference call today, May 7, 2026, at 8:30 a.m. ET to discuss Appian's financial results for the first quarter ended March 31, 2026 and business outlook.

To access the call, navigate to the following link(1). Once registered, participants can dial in using their phone with a dial in and PIN, or they can choose the Call Me option for instant dial to their phone. The live webcast of the conference call can also be accessed on the Investor Relations page of our website at https://investors.appian.com.

About Appian

Appian provides process automation technology. We automate complex processes in large enterprises and governments. Our platform is known for its unique reliability and scale. We’ve been automating processes for 25 years and understand enterprise operations like no one else. For more information, visit appian.com. [Nasdaq: APPN]

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, Appian provides investors with certain non-GAAP financial performance measures. Appian uses these non-GAAP financial performance measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Appian’s management believes these non-GAAP financial measures provide meaningful supplemental information regarding Appian’s performance by excluding certain expenses that may not be indicative of our recurring core business operating results. Appian believes both management and investors benefit from referring to these non-GAAP financial measures in assessing Appian’s performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to historical performance as well as comparisons to competitors’ operating results. Appian believes these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to measures used by management in its financial and operational decision-making and (2) they are used by institutional investors and the analyst community to help them analyze the health of Appian’s business.

The non-GAAP financial performance measures include the following: non-GAAP subscriptions cost of revenue, non-GAAP professional services cost of revenue, non-GAAP total cost of revenue, non-GAAP total operating expense, non-GAAP operating income, non-GAAP income tax expense, non-GAAP net income, and non-GAAP net income per share, basic and diluted. These non-GAAP financial performance measures exclude the effect of stock-based
1 https://register-conf.media-server.com/register/BI87cbbf11a9b741df835a46cf74d1b911 compensation expense, unrealized foreign exchange rate gains and losses, certain non-ordinary litigation-related expenses consisting of legal and other professional fees associated with the Pegasystems cases (net of insurance reimbursements), or Litigation Expense, amortization of the judgment preservation insurance policy, or JPI Amortization, and lease impairments and lease-related charges associated with actions taken to reduce the footprint of our leased office spaces, or Lease Impairment and Lease-Related Charges. While some of these items may be recurring in nature and should not be disregarded in the evaluation of our earnings performance, it is useful to exclude such items when analyzing current results and trends compared to other periods as these items can vary significantly from period to period depending on specific underlying transactions or events that may occur. Therefore, while we may incur or recognize these types of expenses in the future, we believe removing these items for purposes of calculating our non-GAAP financial measures provides investors with a more focused presentation of our ongoing operating performance.

Appian also discusses adjusted EBITDA, a non-GAAP financial performance measure it believes offers a useful view of the overall operation of its businesses. Appian defines adjusted EBITDA as net loss before (1) other income, net, (2) interest expense, (3) income tax expense, (4) depreciation expense and amortization of intangible assets, (5) stock-based compensation expense, (6) Litigation Expense, (7) JPI Amortization, and (8) Lease Impairment and Lease-Related Charges. The most directly comparable GAAP financial measure to adjusted EBITDA is net loss. Users should consider the limitations of using adjusted EBITDA, including the fact this measure does not provide a complete depiction of our operating performance. Adjusted EBITDA is not intended to purport to be an alternative to net loss as a measure of operating performance or to cash flows from operating activities as a measure of liquidity.

The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to the financial information prepared and presented in accordance with GAAP, and Appian’s non-GAAP measures may be different from non-GAAP measures used by other companies. For more information on these non-GAAP financial measures, see the reconciliation of these non-GAAP financial measures to their nearest comparable GAAP measures at the end of this press release.

Appian provides guidance ranges for non-GAAP net income (loss) per share and adjusted EBITDA; however, we are not able to reconcile these amounts to their comparable GAAP financial measures without unreasonable efforts because certain information necessary to calculate such measures on a GAAP basis is unavailable, subject to high variability, dependent on future events outside of our control, and cannot be predicted. In addition, Appian believes such reconciliations could imply a degree of precision that might be confusing or misleading to investors. The actual effect of the reconciling items that Appian may exclude from these non-GAAP expense numbers, when determined, may be significant to the calculation of the comparable GAAP measures.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical facts, including statements regarding Appian’s future financial and business performance for the second quarter and full year 2026, future investment by Appian in its go-to-market initiatives, increased demand for the Appian Platform, market opportunity and plans and objectives for future operations, including Appian’s ability to drive continued subscriptions revenue and total revenue growth, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “will,” “plan,” and similar expressions are intended to identify forward-looking statements. Appian has based these forward-looking statements on its current expectations and projections about future events and financial trends that Appian believes may affect its financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including the risks and uncertainties associated with Appian’s market opportunity and the expansion of its core software markets in general, the opportunity and disruptive impact of AI, the effects of increased competition, as well as innovations by new and existing competitors in its market, Appian’s ability to effectively manage or sustain its growth and to maintain profitability, Appian’s ability to maintain, or strengthen awareness of, its brand, risks and uncertainties associated with the composition and concentration of Appian’s customer base and their demand for its platform and satisfaction with the services provided by Appian, Appian’s ability to operate in compliance with applicable laws and regulations, Appian’s strategic relationships with third parties, and additional risks and uncertainties set forth in the “Risk Factors” section of Appian’s most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and other filings with the Securities and Exchange Commission. Moreover, Appian operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for Appian’s management to predict all risks, nor can Appian assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements Appian may make. In light of these risks, uncertainties, and assumptions, Appian cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Appian is under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law.

Investor Contact
investors@appian.com

Media Contact
Valerie Miller
Senior Manager, Media Relations North America
pr@appian.com

APPIAN CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except par value and share data)

	As of
	March 31, 2026	December 31, 2025
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$150,025	$135,810
Short-term investments and marketable securities	55,963	51,415
Accounts receivable, net of allowance of $3,107 and $3,362, respectively	173,874	255,063
Deferred commissions, current	35,459	35,166
Prepaid expenses and other current assets	38,632	41,970
Total current assets	453,953	519,424
Property and equipment, net of accumulated depreciation of $41,662 and $40,747, respectively	30,279	32,087
Goodwill	28,145	28,811
Intangible assets, net of accumulated amortization of $7,444 and $7,301, respectively	904	1,246
Right-of-use assets for operating leases	26,992	28,075
Deferred commissions, net of current portion	64,199	65,199
Deferred tax assets	4,874	4,850
Other assets	14,017	11,703
Total assets	$623,363	$691,395
Liabilities and Stockholders’ Deficit
Current liabilities
Accounts payable	$4,136	$6,655
Accrued expenses	21,661	18,483
Accrued compensation and related benefits	32,354	61,781
Deferred revenue	320,401	341,281
Debt	9,598	9,598
Operating lease liabilities	13,201	13,181
Other current liabilities	1,312	1,128
Total current liabilities	402,663	452,107
Long-term debt	228,828	231,228
Non-current operating lease liabilities	43,585	45,693
Deferred revenue, non-current	6,913	8,962
Other non-current liabilities	341	398
Total liabilities	682,330	738,388
Stockholders’ deficit
Class A common stock—par value $0.0001; 500,000,000 shares authorized as of March 31, 2026 and December 31, 2025 and 43,474,509 and 43,408,828 shares issued as of March 31, 2026 and December 31, 2025, respectively	4	4
Class B common stock—par value $0.0001; 100,000,000 shares authorized as March 31, 2026 and December 31, 2025 and 31,087,485 and 31,088,085 shares issued as of March 31, 2026 and December 31, 2025, respectively	3	3
Treasury stock at cost, 1,048,812 and 542,288 shares as of March 31, 2026 and December 31, 2025, respectively	(29,152)	(16,935)
Additional paid-in capital	618,798	617,318
Accumulated other comprehensive loss	(36,174)	(36,462)
Accumulated deficit	(612,446)	(610,921)
Total stockholders’ deficit	(58,967)	(46,993)
Total liabilities and stockholders’ deficit	$623,363	$691,395

APPIAN CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended March 31,
	2026	2025
	(unaudited)
Revenue
Subscriptions	$160,311	$134,352
Professional services	41,869	32,074
Total revenue	202,180	166,426
Cost of revenue
Subscriptions	22,904	18,521
Professional services	31,507	25,519
Total cost of revenue	54,411	44,040
Gross profit	147,769	122,386
Operating expenses
Sales and marketing	64,619	56,310
Research and development	46,324	41,830
General and administrative	33,670	25,080
Total operating expenses	144,613	123,220
Operating income (loss)	3,156	(834)
Other non-operating expense (income)
Other income, net	(84)	(5,716)
Interest expense	4,172	5,318
Total other non-operating expense (income)	4,088	(398)
Loss before income taxes	(932)	(436)
Income tax expense	593	741
Net loss	$(1,525)	$(1,177)
Net loss per Class A and Class B share:
Basic and diluted	$(0.02)	$(0.02)
Weighted average common shares outstanding:
Basic and diluted	73,820	74,094

APPIAN CORPORATION
STOCK-BASED COMPENSATION EXPENSE
(in thousands)

	Three months ended March 31,
	2026	2025
	(unaudited)
Cost of revenue
Subscriptions	$559	$498
Professional services	1,638	1,456
Operating expenses
Sales and marketing	2,403	2,246
Research and development	3,735	3,014
General and administrative	3,554	2,825
Total stock-based compensation expense	$11,889	$10,039

APPIAN CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities
Net loss	$(1,525)	$(1,177)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation	11,889	10,039
Depreciation expense and amortization of intangible assets	2,273	2,446
Bad debt expense	(194)	(125)
Amortization of debt issuance costs	150	150
Benefit for deferred income taxes	(74)	(163)
Foreign currency transaction losses (gains), net	1,119	(3,989)
Changes in assets and liabilities
Accounts receivable	81,353	60,259
Prepaid expenses and other assets	1,333	6,107
Deferred commissions	707	3,855
Accounts payable and accrued expenses	637	4,755
Accrued compensation and related benefits	(25,569)	(9,306)
Other current and non-current liabilities	(468)	507
Deferred revenue	(21,799)	(27,554)
Operating lease assets and liabilities, net	(1,005)	(838)
Net cash provided by operating activities	48,827	44,966
Cash flows from investing activities
Proceeds from maturities of investments	39,771	13,611
Purchases of investments	(44,866)	(37,037)
Purchases of property and equipment	(188)	(651)
Net cash used by investing activities	(5,283)	(24,077)
Cash flows from financing activities
Debt repayments	(2,500)	(2,500)
Repurchase of common stock	(21,808)	—
Payments for employee taxes related to the net share settlement of equity awards	(5,117)	(3,199)
Proceeds from exercise of common stock options	630	190
Net cash used by financing activities	(28,795)	(5,509)
Effect of foreign exchange rate changes on cash and cash equivalents	(534)	1,050
Net increase in cash and cash equivalents	14,215	16,430
Cash and cash equivalents at beginning of period	135,810	118,552
Cash and cash equivalents at end of period	$150,025	$134,982

Supplemental disclosure of cash flow information:
Cash paid for interest	$3,803	$5,018
Cash paid for income taxes	$1,426	$798
Supplemental disclosure of non-cash investing and financing information:
Accrued capital expenditures	$37	$784

APPIAN CORPORATION
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(unaudited, in thousands, except per share data)

	GAAP Measure	Stock-Based Compensation	Litigation Expense	JPI Amortization	Lease Impairment and Lease-Related Charges	Unrealized Foreign Exchange Rate Gains and Losses	Non-GAAP Measure
Three Months Ended March 31, 2026
Subscriptions cost of revenue	$22,904	$(559)	$—	$—	$—	$—	$22,345
Professional services cost of revenue	31,507	(1,638)	—	—	—	—	29,869
Total cost of revenue	54,411	(2,197)	—	—	—	—	52,214
Sales and marketing expense	64,619	(2,403)	—	—	—	—	62,216
Research and development expense	46,324	(3,735)	—	—	—	—	42,589
General and administrative expense	33,670	(3,554)	(6,948)	(2,055)	(302)	—	20,811
Total operating expense	144,613	(9,692)	(6,948)	(2,055)	(302)	—	125,616
Operating income	3,156	11,889	6,948	2,055	302	—	24,350
Non-operating income	(84)	—	—	—	—	(848)	(932)
Income tax impact of above items	593	507	—	—	—	199	1,299
Net (loss) income	(1,525)	11,382	6,948	2,055	302	649	19,811
Net (loss) income per share, basic(c)	$(0.02)	$0.15	$0.09	$0.03	$—	$0.01	$0.27
Net (loss) income per share, diluted(a,c)	$(0.02)	$0.15	$0.09	$0.03	$—	$0.01	$0.27

Three Months Ended March 31, 2025
Subscriptions cost of revenue	$18,521	$(498)	$—	$—	$—	$—	$18,023
Professional services cost of revenue	25,519	(1,456)	—	—	—	—	24,063
Total cost of revenue	44,040	(1,954)	—	—	—	—	42,086
Sales and marketing expense	56,310	(2,246)	—	—	—	—	54,064
Research and development expense	41,830	(3,014)	—	—	—	—	38,816
General and administrative expense	25,080	(2,825)	(1,712)	(3,084)	(312)	—	17,147
Total operating expense	123,220	(8,085)	(1,712)	(3,084)	(312)	—	110,027
Operating (loss) income	(834)	10,039	1,712	3,084	312	—	14,313
Non-operating (income) expense	(5,716)	—	—	—	—	4,016	(1,700)
Income tax impact of above items	741	455	—	—	—	(267)	929
Net (loss) income	(1,177)	9,584	1,712	3,084	312	(3,749)	9,766
Net (loss) income per share, basic(c)	$(0.02)	$0.13	$0.02	$0.04	$—	$(0.05)	$0.13
Net (loss) income per share, diluted(b,c)	$(0.02)	$0.13	$0.02	$0.04	$—	$(0.05)	$0.13
(a) Accounts for the impact of 0.6 million shares of dilutive securities.
(b) Accounts for the impact of 0.4 million shares of dilutive securities.
(c) Per share amounts do not foot due to rounding.

	Three months ended March 31,
	2026	2025
Reconciliation of adjusted EBITDA:
GAAP net loss	$(1,525)	$(1,177)
Other income, net	(84)	(5,716)
Interest expense	4,172	5,318
Income tax expense	593	741
Depreciation expense and amortization of intangible assets	2,273	2,446
Stock-based compensation expense	11,889	10,039
Litigation Expense	6,948	1,712
JPI Amortization	2,055	3,084
Lease Impairment and Lease-Related Charges	302	312
Adjusted EBITDA	$26,623	$16,759